Exhibit 99.1

Company Press ReleaseSource
Lakeland Industries, Inc.

LAKELAND INDUSTRIES PAYS A 10%STOCK
DIVIDEND IN STOCK

STRENGTHENS BOARD OF DIRECTORS

RONKONOMA, NY, On November 17, 2004, Lakeland Industries, Inc. (NASDAQ:LAKE) a leading manufacturer of industrial protective clothing today announced that it would split its common stock on an eleven-for-ten basis in the form of a stock dividend.

The measure is expected to further broaden Lakeland’s shareholder base by making the stock more affordable for individual investors by making it easier for them to purchase stock in round lots. This dividend will further increase the number of shares issued and outstanding, which management believes will aid in increased liquidity and trading volume. The Record Date for the above announced stock dividend will be April 30, 2005. The payable date for the dividend will be May 30, 2005. Therefore, the Ex-Dividend date should be set by NASDAQ on April 27, 2005; with 11 shares issued for every 10 shares held, under its less than 25% of the security value rule; which in this case is 10%. Any fractional shares will be half adjusted.

To illustrate, if the closing price of Lakeland’s stock is $20 per share on May 30, 2005, the opening price on May 31, 2005 will be approximately $18.00. While the dividend will increase the number of shares owned by 10%, the price per share will be reduced by approximately 10%, immediately after the payable date. Of course, market factors will influence the price before and after the dividend is payable.

At the Company’s last board of directors meeting, A. John Kreft and Stephen Bachelder were elected as Directors to Lakeland’s Board effective November 19, 2004 with their terms expiring in June 2007 and June 2006, respectively.

A.     John Kreft (54) has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston including employment as a managing director from 1989 to 1994. Mr. Kreft graduated from the Wharton School of Business in 1975.

Mr.     Stephen M. Bachelder (53) has been with Swiftview, Inc. a Portland based software company since 1999 and President since 2002. From 1991-1999 Mr. Bachelder ran a consulting firm advising software and hardware based companies in the Pacific Northwest. Mr. Bachelder was the president and owner of an Apparel Company, Bachelder Imports from 1982-1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976-1982. Mr. Bachelder is a 1976 Graduate of the Harvard Business School.

TRANSFER AGENT
________________

For questions pertaining to the stock split, dividends, etc.,
Please contact Investors Relations at the
Registrar and TransferCompany
10 Commerce Drive, Cranford, NJ 07016
1-800-368-5949

For more information concerning Lakeland, please visit us at: www.lakeland.com or call Investor Relations: Mike Frank at 201-659-0101 or e-mail mike@mikefrankassociates.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and 8-K(s), registration statements, annual reports and other periodic reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “anticipated,” “estimated” or “expected,” which words reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.